Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Arcosa, Inc. Announces Agreement to Acquire StonePoint Materials

–$375 Million Acquisition of Top 25 Aggregates Company in the US
–Expands Footprint in Texas and Louisiana and Provides Entry into New Markets in Tennessee, Kentucky, Pennsylvania, and West Virginia
–Adds Pipeline of Organic Growth Opportunities and Bolt-on Acquisitions
–Transaction to be Funded with Cash and Available Revolver Capacity
–Conference Call Scheduled for 5 p.m. Eastern Time Today

DALLAS, Texas - ARCOSA, Inc. - March 22, 2021:
Arcosa, Inc. (NYSE: ACA) (“Arcosa” or the “Company”), a provider of infrastructure-related products and solutions, today announced that it has reached a definitive agreement to acquire StonePoint Ultimate Holding, LLC and affiliated entities (“StonePoint”) from an affiliate of Sun Capital Partners, Inc. for $375 million in cash.

StonePoint is one of the 25 largest aggregates companies in the United States, with approximately 9 million tons of annual production across 20 locations, and more than 40 years of reserve life. StonePoint operates in three regions: Gulf Coast (Texas, Louisiana, Mississippi), Tennessee/Kentucky, and Pennsylvania/West Virginia. Approximately 80% of StonePoint’s EBITDA is generated from aggregates, while the remaining 20% is earned from asphalt and other services. The acquisition is expected to be accretive to Arcosa’s earnings and margins in 2021.

Financial Overview

StonePoint is projected to generate revenues of $117 million and Adjusted EBITDA of $28 million for the twelve months ending March 31, 2021, a period that has been impacted by COVID-related construction delays in several key markets.

StonePoint is expected to earn at least $30 million of Adjusted EBITDA in 2021, and return to 2019’s pre-pandemic level of $33 million by 2022, through operating synergies and construction market recovery in several of its geographies.

Additionally, Arcosa expects a net present value of approximately $15 million of tax benefits from the transaction, which the Company expects to realize over the next 4-5 years.

972.942.6500	arcosa.com

Commenting on the transaction, Antonio Carrillo, Arcosa’s President and Chief Executive Officer, noted, “StonePoint represents an outstanding strategic fit for Arcosa. The transaction aligns with Arcosa’s strategy to expand our Aggregates business in our current footprint and to enter new, attractive geographies. StonePoint has an experienced operating team, an attractive pipeline of organic growth projects and bolt-on acquisitions, and a footprint in fast-growing markets. We look forward to welcoming the StonePoint team to the Arcosa family and building on our combined strengths.”

StonePoint CEO Colin Oerton commented, “Arcosa will be an excellent long-term owner of the StonePoint platform and will be able to further accelerate the growth of the business. We have built an exceptional business and team under Sun Capital and want to thank all of our employees and partners for their work in building a leading US aggregates company.”

Timing and Financing

The transaction has been approved by the Company’s Board of Directors and has already received regulatory approval under the Hart-Scott-Rodino Act. The transaction is subject to customary closing conditions and is expected to close in April 2021.

Arcosa expects to fund the acquisition with a combination of cash on-hand and borrowings available under its $500 million revolving credit facility, with an expectation to refinance the borrowings with long-term debt.

Evercore served as financial advisor to Arcosa, while Weil, Gotshal, & Manges served as its legal advisor. Sun Capital was advised by Kirkland & Ellis.

Non-GAAP Financial Information

This release contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP financial measures to the closest GAAP measure are included in the accompanying tables to this release.

Conference Call Information

A conference call is scheduled for 5:00 p.m. Eastern Time today to discuss the transaction. To listen to the conference call webcast, please visit the Investor Relations section of Arcosa’s website at https://ir.arcosa.com. A slide presentation for this conference call will be posted on the Company’s website in advance of the call at https://ir.arcosa.com. The audio conference call number is 866-831-8616 for domestic callers and 203-518-9873 for international callers. The conference ID is ARCOSA and the passcode is 272672. An audio playback will be available through 11:59 p.m. Eastern Time on April 5, 2021, by dialing 800-839-5634 for domestic callers and 402-220-2560 for international callers. A replay of the webcast will be available for one year on Arcosa’s website at https://ir.arcosa.com/news-events/events-presentations.

About Arcosa

Arcosa, Inc. (NYSE:ACA), headquartered in Dallas, Texas, is a provider of infrastructure-related products and solutions with leading positions in construction, engineered structures, and transportation markets. Arcosa reports its financial results in three principal business segments: Construction Products, Engineered Structures, and Transportation Products. For more information, visit www.arcosa.com.

972.942.6500	2	arcosa.com

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” “strategy,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding the impact of the COVID-19 pandemic on Arcosa’s customer demand for Arcosa’s products and services, Arcosa’s supply chain, Arcosa’s employees ability to work because of COVID-19 related illness, the health and safety of our employees, the effect of governmental regulations imposed in response to the COVID-19 pandemic; assumptions, risks and uncertainties regarding achievement of the expected benefits of Arcosa’s spin-off from Trinity; tax treatment of the spin-off; failure to successfully integrate acquisitions, or failure to achieve the expected benefits of acquisitions; market conditions and customer demand for Arcosa’s business products and services; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; ability to improve margins; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see "Risk Factors" and the "Forward-Looking Statements" section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Arcosa's Form 10-K for the year-ended December 31, 2020, and as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

INVESTOR CONTACTS

Scott C. Beasley	Gail M. Peck	David Gold
Chief Financial Officer	SVP, Finance & Treasurer	ADVISIRY Partners

T 972.942.6500		T 212.661.2220
InvestorResources@arcosa.com		David.Gold@advisiry.com

MEDIA CONTACT

Media@arcosa.com

TABLE TO FOLLOW

972.942.6500	3	arcosa.com

Reconciliation of StonePoint Pro-Forma Adjusted EBITDA
($ in millions)
(unaudited)

“Pro-Forma Adjusted EBITDA” is defined as StonePoint's net income plus interest expense, income taxes, depreciation, depletion, and amortization, pro-forma adjustments for acquisitions made during the period, acquisition-related and sponsor fees, plus additional adjustments to account for non-recurring items. GAAP does not define Pro-Forma Adjusted EBITDA and it should not be considered as an alternative to earnings measures defined by GAAP, including net income. We use Adjusted EBITDA to assess the operating performance of our businesses, as a metric for incentive-based compensation, as a measure within our lending arrangements, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry, we believe Pro-Forma Adjusted EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items which can vary significantly depending on many factors. “Pro-Forma Adjusted EBITDA Margin” is defined as Pro-Forma Adjusted EBITDA divided by Revenues.

	Trailing Twelve Months Ended
	December 31, 2019	March 31, 2021 (Forecasted)
Net Revenue, Pro-Forma for Acquisitions	$147.6	$116.6

Net income	(7.3)	(7.0)
Add:
Interest expense, net	6.0	8.9
Provision for income taxes	—	—
Depreciation, depletion, and amortization expense	16.7	22.3
Full year pro-forma for 2019 and 2020 acquisitions	8.4	1.6
Acquisition-related and sponsor fees	7.7	5.5
Other non-recurring	1.5	(3.7)
Pro-Forma Adjusted EBITDA	$33.0	$27.6
Pro-Forma Adjusted EBITDA Margin	22%	24%

972.942.6500	4	arcosa.com